ALICO HIRES CHIEF FINANCIAL OFFICER

La Belle, FL., June 13, 2011 -- Alico, Inc. (NASDAQ: ALCO), a land management company, announced today the hiring of Mark Humphrey as Chief Financial Officer, effective June 20, 2011.  Mr. Humphrey will be responsible for all corporate finance, treasury and accounting functions for Alico, Inc. and its subsidiaries.

Mr. Humphrey most recently was the Chief Financial Officer for the Compass Management Group, LLC, a diversified company involved in the management of homeowners associations in Southwest Florida.  Prior to his involvement with the Compass Management Group he held similar positions with Prime Microwave, Inc. and Source Interlink Companies.  Mr. Humphrey started his career with PricewaterhouseCoopers and spent two years in the firm’s National Accounting & SEC Directorate in New York City where he helped develop Sarbanes – Oxley methodology for the firm and its clients.  Mr. Humphrey holds a BS and MS in Accounting from the University of Florida and he has a CPA designation.

JD Alexander, President and CEO of Alico stated, “We are pleased to have Mark join our team.  His background in public accounting and business experience will be a tremendous benefit to the company.”

About Alico, Inc.

Alico, Inc., a land management company operating in Central and Southwest Florida, owns approximately 139,607 acres of land located in Collier, Glades, Hendry, Lee and Polk counties. Alico is involved in various agricultural operations and real estate activities. Alico's mission is to grow its asset values through its agricultural and real estate activities to produce superior long-term returns for its shareholders.

For Further Information Contact:
 JD Alexander
LaBelle, Florida
(863) 675-2966

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, such as the statement that Mr. Humphrey’s background in public accounting will be a tremendous benefit to the Company, involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.